EXHIBIT 10.12

                                   FORM OF
                              BANK RHODE ISLAND
                           SPLIT DOLLAR AGREEMENT

      THIS AGREEMENT is adopted as of this 22nd day of January, 2002, by and between BANK RHODE ISLAND, a state chartered commercial bank located in Providence, Rhode Island (the "Bank"), and [Executive] (the "Executive"). This Agreement shall append the Split Dollar Endorsement entered into on even date herewith or as subsequently amended, by and between the aforementioned parties.

                                INTRODUCTION

      To encourage the Executive to remain an employee of the Bank, the Bank is willing to divide the death proceeds of a life insurance policy on the Executive's life. The Bank will pay life insurance premiums from its general assets.

                                  AGREEMENT

      The Bank and the Executive agree as follows:

                                  Article 1
                             General Definitions

      The following terms shall have the meanings specified:

            1.1   "Insured" means the Executive.

            1.2 "Insurer" means each life insurance carrier in which there is a Split Dollar Policy Endorsement attached to this Agreement.

            1.3 "Normal Retirement Age" means the Executive's 65th birthday.

            1.4 "Policy" means the specific life insurance policy issued by the Insurer.

                                  Article 2
                         Policy Ownership/Interests

      2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of the remaining death

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proceeds of the Policy after the Interest of the Executive or the
Executive's transferee has been paid according to Section 2.2 below.

      2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary of one of the following death benefit amounts:

            (a) Pre-Retirement Death Benefit: If the Executive dies on or before her Normal Retirement Age, the death benefit shall equal the total liability projected to be accrued on the Bank's books at the Executive's Normal Retirement Age, as shown on Schedule A attached to this Split Dollar Agreement.

            (b) Post-Retirement Death Benefit: If the Executive dies after her Normal Retirement Age, the death benefit shall equal the remaining liability accrued on the Bank's books following the Executive's retirement, as shown on Schedule A attached to this Split Dollar Agreement.

      2.3 Option to Purchase. The Bank shall not sell, surrender or transfer ownership of the Policy while this Agreement is in effect without first giving the Executive or the Executive's transferee the option to purchase the Policy for a period of 60 days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy. This provision shall not impair the right of the Bank to terminate this Agreement.

      2.4 Comparable Coverage. Upon execution of this Agreement, the Bank shall maintain the Policy in full force and effect and in no event shall the Bank amend, terminate or otherwise abrogate the Executive's interest in the Policy, unless the Bank replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and the Bank and the Executive execute a new Split Dollar Policy Endorsement for said comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors.

                                  Article 3
                                  Premiums

      3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

      3.2 Economic Benefit. The Bank shall determine the economic benefit attributable to the Executive based on the amount of the current term rate for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

      3.3 Imputed Income. The Bank shall impute the economic benefit to the Executive on an annual basis.

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                                  Article 4
                                 Assignment

      The Executive may assign without consideration all of the Executive's interests in the Policy and in this Agreement to any person, entity or trust. In the event the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the Policy or in this Agreement.

                                  Article 5
                                   Insurer

      The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

Article 6
Claims and Review Procedures

      6.1 Claims Procedure. Any person or entity who has not received benefits under the Agreement that he or she believes should be paid (the "claimant") shall make a claim for such benefits as follows:

            6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

            6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

            6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)   The specific reasons for the denial,

                  (b) A reference to the specific provisions of the Agreement on which the denial is based,

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                  (c)   A description of any additional information or
            material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

                  (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

      6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

            6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

            6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

            6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

            6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

            6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)   The specific reasons for the denial,

                  (b) A reference to the specific provisions of the Agreement on which the denial is based,

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                  (c)   A statement that the claimant is entitled to
            receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                  (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                  Article 7
                         Amendments and Termination

      This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive. However, this Agreement will automatically terminate if the Executive's employment terminates on account of, or such Participant is convicted of, or confesses to, or permits a plea of nolo contendere to be entered with respect to, a criminal act of fraud, misappropriation, embezzlement, or the like, which is a felony and involves property of the Bank.

                                  Article 8
                                Miscellaneous

      8.1 Binding Effect. This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

      8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

      8.3 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Rhode Island, except to the extent preempted by the laws of the United States of America.

      8.4 Reorganization. The Bank shall not merge or consolidate into or with another Bank, or reorganize, or sell substantially all of its assets to another Bank, firm or person unless such succeeding or continuing Bank, firm or person agrees to assume and discharge the obligations of the Bank.

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      8.5   Notice.  Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

      8.6 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

      8.7 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

            (a)   Interpreting the provisions of this Agreement;

            (b) Establishing and revising the method of accounting for this Agreement;

            (c)   Maintaining a record of benefit payments; and

            (d) Establishing rules and prescribing any forms necessary or desirable to administer this Agreement.

      8.8 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities under this Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


EXECUTIVE:                             BANK:
                                       BANK RHODE ISLAND

__________________________________     By__________________________________
[Executive's Name]
                                       Title ______________________________

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                                 SCHEDULE A

Pre-Retirement Death Benefit
----------------------------

Executive's Projected Accrued Liability at Normal Retirement Age    $______

Post-Retirement Death Benefit
-----------------------------

                   Number of years
                 following Retirement      Accrued Liability
                 --------------------      -----------------

                           1                   $
                           2
                           3
                           4
                           5
                           6
                           7
                           8
                           9
                          10
                          11
                          12
                          13
                          14

                     SPLIT DOLLAR POLICY ENDORSEMENT TO
                  BANK RHODE ISLAND SPLIT DOLLAR AGREEMENT

Policy No.                                     Insured:  [Executive's Name]

Supplementing and amending the application for insurance to New York Life Insurance Company ("Insurer") on ___________________________, _______, the
applicant requests and directs that:

                                BENEFICIARIES
                                -------------

      1. BANK RHODE ISLAND, a state chartered commercial bank located in Providence, Rhode Island (the "Bank"), shall be the beneficiary of the remaining death proceeds of the Policy after the Interest of the Insured or the Insured's transferee has been paid according to paragraph (2) below.

      2. The beneficiary designated by the Insured, or his/her transferee shall be the beneficiary of one of the following death benefit amounts, subject to the provisions of paragraph 5 below:

            (a) Pre-Retirement Death Benefit: If the Insured dies on or before her Normal Retirement Age, the death benefit shall equal the total liability projected to be accrued on the Bank's books at age 65,
      or $           .

            (b) Post-Retirement Death Benefit: If the Insured dies after her Normal Retirement Age, the death benefit shall equal the remaining liability accrued on the Bank's books following the Executive's retirement, as shown below:

                   Number of years
                 following Retirement      Accrued Liability
                 --------------------      -----------------

                           1                   $
                           2
                           3
                           4
                           5
                           6
                           7
                           8
                           9
                          10
                          11
                          12
                          13
                          14

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                                  OWNERSHIP
                                  ---------

      3. The Owner of the policy shall be the Bank. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured's transferee in paragraph (4) of this endorsement.

      4. The Insured or the Insured's transferee shall have the right to assign his or her rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

      5. Notwithstanding the provisions of paragraph (4) above, the Insured or the Insured's transferee shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) if the Executive's employment terminates on account of, or such Participant is convicted of, or confesses to, or permits a plea of nolo contendere to be entered with respect to, a criminal act of fraud, misappropriation, embezzlement, or the like, which is a felony and involves property of the Bank.

             MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY
             ---------------------------------------------------

      Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

                              OWNERS AUTHORITY
                              ----------------

      The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefor to the Insurer. The Insurer may rely on a sworn statement in form satisfactory to it furnished by the Owner, its successors or assigns, as to their interest, and any payments made pursuant to such statement shall discharge the Insurer accordingly. The Owner accepts and agrees to this Endorsement.

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      Any transferee's rights shall be subject to this Endorsement.

      The undersigned is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

      Signed at Providence, Rhode Island, as of the 22nd day of January, 2002.

BANK RHODE ISLAND

By_________________________________
Title _____________________________

                   ACCEPTANCE AND BENEFICIARY DESIGNATION
                   --------------------------------------

      The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates the following as beneficiary(s) of the portion of the proceeds described in paragraph (2) above:

Primary Beneficiary:  _____________________________________________________
      Relationship: _______________________________________________________
Contingent Beneficiary (if the Primary is deceased):  _____________________
      Relationship: _______________________________________________________

Signed at  Providence, Rhode Island, as of the 22nd day of January, 2002.

THE INSURED:

___________________________________
[Executive's Name]

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                              SCHEDULE OF TERMS

                                                   Post-Retirement
                           Pre-Retirement           Death Benefit
Executive                   Death Benefit      1 Year After Retirement
---------                  --------------      -----------------------

Merrill W. Sherman           $2,176,575.             $2,161,810.
Albert R. Rietheimer         $  417,031.             $  410,626.
Donald C. McQueen            $  417,031.             $  404,060.
James V. DeRentis            $  278,130.             $  274,517.

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